UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2012

BOLDFACE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-148722	02-0811868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 Pico Blvd., Suite A

Santa Monica, CA 90405

(Address of principal executive offices) (Zip Code)

(310) 450-4501

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Change in Fiscal Year

On July 12, 2012 BOLDFACE Acquisition Corp. (“Acquisition Corp.”), a wholly owned Nevada subsidiary of BOLDFACE Group, Inc., a Nevada corporation (the “Company”), merged (the “Merger”) with and into BOLDFACE Licensing + Branding, a Nevada corporation (“BLB”). In connection with the Merger, each share of BLB common stock was cancelled and converted into the right to receive 200 shares of the Company’s common stock. BLB was the surviving corporation of the Merger. As a result of the Merger, the Company acquired the business of BLB, and will continue the existing business operations of BLB, as its wholly owned subsidiary.

In connection with the Merger, the Company’s Board of Directors, on August 14, 2012, approved a change of the Company’s fiscal year end from September 30th to June 30th. As a result of the change, the results of BLB’s fiscal period from inception (April 26, 2012) through June 30, 2012 will be reported via an amendment to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 18, 2012 (the “Super 8-K”). Starting with the periodic report for the quarter in which the Merger was completed (three months ended September 30, 2012), the Company will file annual and quarterly reports based on its new June 30th fiscal year. Such financial statements will depict the operating results of the Company and the acquisition of BLB.

In reliance on Section III F of the SEC’s Division of Corporate Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance dated March 31, 2001, the Company does not intend to file a transition report, but will include via an amendment to the Company’s Super 8-K the audited financial statements of BLB for the fiscal period from inception (April 26, 2012) through June 30, 2012.

For more information regarding the Merger and the Company’s business operations after the Merger, please see the Company’s Super 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2012	BOLDFACE GROUP, INC.

	By:	/s/ Ashumi Kothary
Name: Ashumi Kothary
Title: Chief Financial Officer